UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 29, 2013

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

870 Market Street, Suite 528, San Francisco, California 94102

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Current Editor-In-Chief and Appointment of New Interim Editor-In-Chief

On May 29, 2013, the Board of Directors of the Company (the “Board”) accepted the resignation of Mr. Kerry Lauerman as the Company’s Editor-In-Chief and appointed Mr. David Daley to serve as the Company’s Interim Editor-In-Chief, in place of Mr. Lauerman, in each case effective as of June 5, 2013.

Mr. David Daley, age 42, began his employment with the Company on July 18, 2011, as Senior Culture Editor and was promoted on March 1, 2012 to Executive Editor. He previously served for five years at the Louisville Courier-Journal as both the Lifestyles Manager and Editor-In-Chief of the weekly Velocity newspaper.  Prior to this, Mr. Daley served as Features Editor for one year at Details Magazine, and as Politics/Culture Reporter and Arts Editor at the Hartford Courant and (Westchester, New York) Journal News.  Mr. Daley’s holds a bachelors degree in Political Science from Boston College and a masters degree in Journalism from the University of North Carolina at Chapel Hill.  In his new role as Interim Editor-In-Chief, Mr. Daley’s salary will be $110,000, effective June 5, 2013.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ Cynthia Jeffers
Cynthia Jeffers
Chief Executive Officer